SECOND AMENDMENT TO LEASE THIS SECOND AMENDMENT TO LEASE (this "second Amendment") is made as , A$J"* t' 2014, by and between ARE-SD REGION NO. 32, LLC, a Delaware limited liability company ("Landlord"), and ILLUMINA, lNC., a Delaware corporation ('Tenant"). RECITALS A. Landlord and Tenant are now parties to that certain Amended and Restated Lease Agreement dated as of March 27,2012, as amended by that certain First Amendment to Lease dated as of May 23, 2013 (as amended, the "Lease"). Pursuant to the Lease, Tenant leases certain premises consisting of approximately 496,070 rentable square feet ("Original Premises") located at 5200 lllumina Way, San Diego, California ("Project"). The Original Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease. B. Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, expand the size of the Original Premises by adding approximately 149,663 rentable square feet of space to be located in a to be constructed building at the Project. NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows: 1. Buildins 6. ln addition to the Original Premises, commencing on the Building 6 Commencement Date (as defined below), Landlord leases to Tenant, and Tenant leases from Landlord, that certain to be constructed building to be located at the Project shown on Exhibit A attached to this Second Amendment, containing approximately 149,663 rentable square feet of space (the "Building 6"). 2. Deliverv. Landlord shall be responsible for Landlord's Work (as defined in the Building 6 Work Letter attached to this Second Amendment as Exhibit B). Landlord shall deliver Building 6 to Tenant for the commencement of the construction of the Building 6 Tenant lmprovements (as defined in the Building 6 Work Letter) on the Waterproof Roof Building Shell Delivery Date ("Delivery" or "Delived') which Landlord shall use reasonable efforts to cause to occur on or before August 8, 2015 ("Target Buitding 6 Delivery Date"). The "Waterproof Roof Building Shell Delivery Date" shall be the date that (a)Tenant is notified accurately by Landlord or the general contractor for Building 6 that construction of the Building Shell (as defined in the Building 6 Work Letter) is at a point where Building 6 has a waterproof roof, and (b) Landlord and Tenant reasonably determine that Building 6 is in a condition reasonably acceptable for the commencement and continuing construction of the Building 6 Tenant lmprovements, subject to reasonable coordination between Landlord and Tenant taking into account Landlord's continued construction of the Building Shell during Tenant's construction of the Tenant lmprovements. lf Landlord fails to timely Deliver Building 6, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom except as expressly provided for below, and the Lease, as amended herein, shall not be void or voidable. lf Landlord does not Deliver Building 6 within 120 days of the Target Building 6 Delivery Date ("Abatement Trigger Date") for any reason other than Force Majeure and Tenant Delays (as defined below), then Tenant shall receive (i) a 1 day abatement of Base Rent othenivise payable by Tenant for Building 6 for every 1 full day after the Abatement Trigger Date that the Waterproof Roof Building Shell Delivery Date does not occur through the date that is 60 days after the Abatement Trigger Date, and (ii) a 2 day abatement of Base Rent otherwise payable by Tenant for Building 6 for every 1 70828ss36.12 a Copyri8ht O 2m5, Alexmdria Rcsl llstat llquitiei Irc. ALL UJ RIclrfS RESERVED. Conridarial snd Prcprietary - Do Nol ^ r , ^ _ii ,, o , ^. Copy or Disribute. Abxe&ia and thc AleBndrir Logo @ Egislercd mde@ks of Alexandria Real trshte Equitics, Inc.

full day after the date that is 60 days after the Abatement Trigger Date that the Waterproof Roof Building Shell Delivery Date does not occur. As used herein, the term "**Tenant Delay**" shall mean: (i) any delay caused by Tenant in connection with the design, permitting or construction of the Building Shell that actually causes a delay of the Waterproof Roof Building Shell Delivery Date beyond the date that Delivery would have otherwise occurred but for such delay; (ii) any interference by Tenant with Landlord's construction of the Building Shell including, without limitation, in each case, (A) delays arising from changes requested by Tenant to the specifications for the Building Shell set forth in Schedule 1 to the Building 6 Work Letter ("**Base Shell Changes**"), (B) Tenant's failure to provide Landlord with any information required from Tenant for the normal progression of Landlord's design, permitting and construction of the Building Shell in accordance with the detailed schedule of key milestones attached to this Second Amendment as **Exhibit G** and so as not to delay Landlord's substantial completion of Building 6, and/or (C) Tenant's failure to reasonably coordinate Tenant's construction of the Building 6 Tenant Improvements with Landlord. Notwithstanding anything to the contrary contained herein, Tenant shall be solely responsible for all costs incurred by Landlord in connection with any Base Shell Changes; provided, however, nothing contained herein shall obligate Landlord to agree to make any such requested changes.

Landlord hereby agrees to permit Tenant early access, at Tenant's sole risk and expense, to Building 6 30 days prior to the Waterproof Roof Building Shell Delivery Date ("**Early Access Date**") to commence performing the Building 6 Tenant Improvements, provided that (i) Tenant's access and work is coordinated with Landlord's architect and general contractor and complies with the Lease and all other reasonable restrictions and conditions Landlord may impose, and (ii) all such access and work by Tenant shall be during normal business hours or otherwise at such other times as are reasonably designated by Landlord. Notwithstanding the foregoing, any such entry and work by Tenant and any Tenant Party shall comply with all established safety practices of Landlord's contractor, and Tenant and any Tenant Party shall not unreasonably interfere with the performance of Landlord's Work. Landlord shall have the right to exclude Tenant and any Tenant Party from Building 6 if such interference is not resolved by Tenant in a manner reasonably acceptable to Landlord within 1 day after Landlord's written notice to Tenant. Landlord agrees to use reasonable efforts to cooperate with Tenant in Tenant's performance of Tenant's Work; provided, however, that in no event shall Landlord have any obligation to incur any additional or overtime costs in connection with such cooperation with Tenant.

The "**Building 6 Commencement Date**" shall be March 23, 2016, regardless of whether or not Tenant has completed the Building 6 Tenant Improvements; provided, however, that such date shall be deemed extended by one (1) day for each day of delay due to (i) Force Majeure delays, or (ii) delays caused by Landlord's breach of its obligations under this Second Amendment which actually cause a delay of Tenant's Work, provided that no such delay shall be deemed to have commenced unless Tenant has provided Landlord with written notice of such delay. Such March 23, 2016 date shall also be deemed extended one (1) day for each day beyond August 8, 2015, that Landlord fails, for any reason other than Tenant Delays, to deliver the Building Shell to Tenant in the condition required pursuant to the second paragraph of this Section 2. Upon the request of Landlord, Tenant shall execute and deliver a factually correct written acknowledgment of the Early Access Date, the Waterproof Roof Building Shell Delivery Date and the Building 6 Commencement Date in substantially the form of the "Acknowledgement of Commencement Date" attached to the Lease as **Exhibit D**; provided, however, Tenant's failure to execute and deliver such acknowledgment shall not affect Landlord's or Tenant's rights hereunder.

Tenant acknowledges that Landlord shall require access to Building 6 following the Waterproof Roof Building Shell Delivery Date in order to complete the construction of the Building Shell. Landlord and its contractors and agents shall have the right to enter Building 6 following the Waterproof Roof Building Shell Delivery Date to complete the Building Shell. Tenant agrees to coordinate such entry with Landlord but Tenant acknowledges that Landlord's completion of the Building Shell may adversely affect Tenant's construction of the Building 6 Tenant Improvements

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(as defined in the Building 6 Work Letter). Landlord shall reasonably cooperate with Tenant in . order to minimize such adverse effects. Except as set forth in the Building 6 Work Letter: (i) Tenant shall accept Building 6 in its condition as of the Waterproof Roof Building Shell Delivery Date; (ii) except as otherwise provided in the Building 6 Work Letter, Landlord shall have no obligation for any defects in Building 6. Any occupancy of Building 6 by Tenant before the Building 6 Commencement Date shall be subject to all of the terms and conditions of the Lease, excluding the obligation to pay Base Rent. Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the suitability of Building 6 for the conduct of Tenant's business, and Tenant waives any implied warranty that Building 6 is suitable for the Permitted Use. 3. Definition of Premises. Commencing on the Building 6 Commencement Date, the defined term "Premises" on page 1 of the Lease shall be deleted in its entirety and replaced with the following: "Premises: That certain portion of the Project consisting of (i) a building containing approximately 171,340 rentable square feet ("Building 1"), (ii) a building containing approximately 159,272 rentable square feet ("Building 2"), (iii) a central plant building containing approximately 15,969 rentable square feet (referred to herein as the "Gentral PIant Building" or "Building 3"), (iv) that certain office/laboratory building containing approximately 127,373 rentable square feet ("Building 4"), (v) that certain tenant activity center building containing approximately 22,116 rentable square feet (referred to herein as the "Activity Center" or "Building 5"), and (vi) that certain building containing approximately 149,663 rentable square feet ("Building 6"). Building 1, Building 2, Building 3, Building 4, Building 5, Building 6 and the Central Plant are all as shown on Exhibit A. Building 1, Building 2, Building 3, Building 4, Building 5 and Building 6 are collectively referred to herein as the "Buildings"." As of the Building 6 Commencement Date, Exhibit A to the Lease shall be amended to include Building 6 as shown on Exhibit A attached to this Second Amendment. Rentable Area of Premises and Proiect. Commencing on the Building 6 Commencement Date, the defined terms "Rentable Area of Premises" and "Rentable Area of ProJect" on page 1 of the Lease shall be deleted in their entirety and replaced with the following: "Rentable Area of Premises: 645,733 rentable square feet" "Rentable Area of Project: 645,733 rentable square feet" Base Rent. (a) Original Premises. Tenant shall continue to pay Base Rent for the Original Premises as provided for in the Lease through the expiration date of the Lease. (b) Building 6. Commencing on the Building 6 Commencement Date, Tenant shall pay Base Rent for Building 6 in the amount of $1.38 per rentable square foot of Building 6 per month. Base Rent payable for Building 6 shall be increased on every other anniversary of the Building 6 Commencement Date (each a "Building 6 Adjustment Date") by multiplying the Base Rent payable with respect Building 6 immediately before such Building 6 Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable with respect to Building 6 immediately before such Building 6 Adjustment Date. 4. 5. 708285536.12 ,^ CopyriShr O 2m5, Alexanddu Rlsl lls(ate l4uitie!, ltrc, AI-L LIJ RICIITS RFSERVED. Confiderrial snd Profrietry - Do Not ^ , , , ii ,, R I A- Copy or Disributs- Abrm&ia ild lheAlerandrir Logo rcrgistered mdeMks of Alexandiia Real !$ae Equiticc. lnc.

7. Tenant's Share of Operatinq Expenses. Tenant shall be required to pay all Operating . Expenses with respect to Building 6 and Tenant's Share of Operating Expenses shall continue to be 100%. For the avoidance of any doubt, nothing contained in this Second Amendment is intending to limit or reduce the Operating Expenses which Tenant is required to pay for the Project (including, without limitation, Building 6) prior to the Building 6 Commencement Date. Re-Measurement. (a) Original Premises. Landlord and Tenant agree that the rentable square footage of the Original Premises set forth in the Lease (and this Second Amendment) is conclusively deemed to be the rentable square footage of the Original Premises and, notwithstanding anything to the contrary contained in the Lease, the rentable square footage of the Original Premises shall not be subject to re-measurement. (b) Building 6. Landlord and Tenant agree that the rentable square footage of Building 6 is conclusively deemed to be 149,663 rentable square feet and, notwithstanding anything to the contrary contained in the Lease or this Second Amendment, the rentable square footage of Building 6 shall not be subject to re-measurement. Parkinq. Section 10 of the Lease is hereby deleted in its entirety and replaced with the following: '10. Parking. Subject to all matters of record, Force Majeure, a Taking (as defined in Section 19 below), the PID Permitand theexercise byLandlord of its rights hereunder, Tenantshall have the right to use all of the parking spaces at the Project for the first 36 months after the lnitial Commencement Date. Tenant's right to use all of the parking spaces at the Project shall be extended for so long as all of Tenant's Expansion Rights (as defined in Section 39) continue in full force and effect. All of Tenant's parking rights under this Lease shall, during the Base Term, be at no additional cost to Tenant, except as provided for herein. Notwithstanding anything to the contrary contained herein, Landlord and Tenant acknowledge and agree that all parking at theProject (including, without limitation, the number of parking spaces available in the Parking Structure(s) (as defined below) and in the balance of the Project) shall be required at all times to satisfy all Legal Requirements for the Project. Notwithstanding anything to the contrary contained in this Lease, Tenant may only elect to exercise any of its Extension Rights under Section 40 with respect to less than all of the Buildings, if, as of the commencement date of the applicable Extension Term, (i) there are at least 3 parking spaces per 1,000 rentable square feet available for each Building with respect to which Tenant does not extend the Term of the Lease and those parking spaces are in close proximity to the applicable Building, and (ii) there are sufficient parking spaces available for each Building with respect to which Tenant has elected to extend the Term of the Lease to comply with applicable Legal Requirements (but in no event no less than 2.5 parking spaces per 1,000 rentable squarefeet). Tenant agrees to indemnify, defend, save and hold Landlord harmless from and against any and all Claims (including, without limitation, from any Governmental Authority) at any time(s)(including, without limitation, during the construction of any Building(s) and/or Parking Structure(s)) in connection with there not being sufficient parking spaces at the Project as may be required by applicable Legal Requirements. lf Tenant's Expansion Rights expire and/or Landlord commences constructing any new buildings at the Project ("New Gonstruction"), Tenant shall, subject to the provisions of this Section 10, have the right, in common with other tenants of the Project pro rata in accordance with the rentable area of the Premises and the rentable areas of the Project occupied by such other tenants, to park in those areas designated for non-reserved parking, subject in each case to Landlord's commercially reasonable rules and regulations; provided, however, that Landlord may reduce the allocation to Tenant to less than Tenant's pro rata share if Tenant's pro rata share would result in any Building(s) at the Project not being leased in their entirety by Tenant having 8. A Copyrighr O 200.5, Alexe&ir Rel ljsllle Iquitbs, lno. A1"L LIJ RICIITS RESERVED. Confidcrtial ard Propdot{ry - Do Nol ^ r, x ii n R I ^. Copy or Disriblk. Alaxadlia ald theAlexeddr Logo e regisrmd mde@rks of Alex&ndtia Real trstate Equitica, :nc. '108285536.12 less than 3 parking space per 1,000 rentable square feet. Landlord may allocate parking spaces among Tenant and other tenants in the Project as described above if Landlord determines that parking facilities are becoming crowded. If Landlord commences New Construction, Tenant may elect to mark as reserved or separate and secure its parking from the balance of the Project, in which case, Landlord shall reasonably cooperate with Tenant to effectuate, if possible and at Tenant's sole cost and expense, such a separation of Tenant's parking in a manner reasonably acceptable to Landlord and Tenant. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties, including other tenants of the Project.

Notwithstanding anything to the contrary contained herein, the number of parking spaces allocated to Tenant for Building 6 (and/or any other Expansion Buildings) shall be reduced by the number of parking space which Landlord reasonably determines cannot be constructed or used as a result of any generator(s), not to exceed 2 generators, and/or any HVAC pad(s)/enclosure(s) constructed in connection with the Tenant's use of Building 6 (and/or any other Expansion Buildings). Tenant acknowledges and agrees that the location and screening (and related landscaping with respect to) any such generator(s) and/or HVAC pad(s)/enclosure(s) shall be subject to Landlord's prior written approval (not to be unreasonably withheld, conditioned or delayed) and Tenant shall be responsible for bearing all costs in connection foregoing; provided, however, that Tenant may use the Building 6 TI Allowance to pay for the same in connection with Building 6."

9. **Permitted Use**. In addition to the Permitted Use (as provided for on the first page of the Lease), Tenant shall be entitled to use Building 6 for manufacturing purposes in compliance with applicable Legal Requirements. Notwithstanding anything to the contrary contained in the Lease or that certain letter agreement between Landlord and Tenant dated May 10, 2013 ("**Letter Agreement**"), Tenant shall be entitled to use Building 5 and the amphitheater adjacent to Building 5, subject to the terms and conditions of the Lease and the Letter Agreement, for lectures, concerts, plays, fundraising activities and/or similar events conducted by or for certain businesses, non-profit entities and/or individuals, whether or not they are engaged in the health and life sciences industry.

10. **Alterations**. Section 12 of the Lease is hereby amended as follows:

(a) The language in clause (vi) in the second sentence of the first paragraph of Section 12 which reads as follows "(vi) do not involve a use of the Premises that is inconsistent with the current use of the Premises, without Landlord's prior approval if the cost of any such Alteration (excluding carpeting and painting) does not exceed $100,000 and the aggregate cost of all such Alterations (excluding carpeting and painting) in any 12 month period does not exceed $300,000" is hereby deleted in its entirety and replaced with the following:

> "(vi) do not involve a use of the Premises that is inconsistent with the current use of the Premises, without Landlord's prior approval, and if the cost of any such Alteration (excluding carpeting and painting) does not exceed $400,000 per occurrence and the aggregate cost of all such Alterations (excluding carpeting and painting) in any 12 month period does not exceed $2,000,000".

(b) Notwithstanding anything to the contrary contained in the third to last sentence of the second paragraph of Section 12 of the Lease, in no event shall Tenant be required to pay to Landlord any plan review, coordination, scheduling or supervision fee in connection with any Notice-Only Alterations.

11. **Extension Right**. For the avoidance of doubt, the Extension Rights granted to Tenant pursuant to Section 40(a) of the Lease shall apply to Building 6. Notwithstanding anything to the contrary contained in Section 40(a), if Tenant elects to exercise any Extension Right(s) for Building 6 pursuant to Section 40(a), upon the commencement of the applicable Extension Term, Base Rent

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12. for Building 6 shall be payable at the Building 6 Market Rate (as defined belorru). Base Rent for . Building 6 shall thereafter be adjusted on each anniversary of the commencement date of such Extension Term by a percentage as determined by Landlord and agreed to by Tenant at the time the Building 6 Market Rate is determined (or as part of the determination of Building 6 Market Rate as provided in Section 40(b) if the parties are unable to agree on the Building 6 MarketRate). As used herein, "Building 6 Market Rate" shall mean the rate that comparable landlords of comparable buildings have accepted in current transactions from non-equity (i.e., not being offered equity in the buildings), nonrenewal, non-expansion and nonaffiliated tenants of similar financial strength for space of comparable size, quality (based on the Building Shell and the depreciated amount of the Building 6 Tenant lmprovements paid for with the Building 6 Tl Allowance (assuming a 38-year amortization schedule) and the land value for Building 6 agreed upon by the parties (for the avoidance of doubt, the "land value" for Building 6 shall mean that portion of the Project allocated to or required for Building 6 along with the parking required pursuant to applicable Legal Requirements in connection with Building 6 and not any excess land), parking spaces allocated to Building 6 and floor height in first class manufacturing/research and development buildings, as applicable, in the University Towne Center area of San Diego for a comparable term, with the determination of the Building 6 Market Rate to take into account all relevant factors, including tenant inducements, leasing commissions, allowances or concessions, if any. lf the allowances, free rent and/or other economic concessions granted with respect to Building 6 pursuant to this Section 11 differ from those granted in the comparable transactions, an adjustment to the applicable Building 6 Market Rate shall be made on a basis consistent with the adjustments commonly made in the market for comparable differenoes in concession packages. For the avoidance of doubt, in no event shall the Building 6 Market Rate include the cost of any tenant improvements or other alterations to Building 6 paid for solely by Tenant. Earlv Termination Riqht. For the avoidance of doubt, if Tenant elects to exercise its Termination Right pursuant to Section 42 of the Lease, the lease with respect to Building 6 shall also terminate on the Termination Date and the Early Termination Payment payable by Tenant shall also include (i) an amount equal to 6 months of Rent with respect to Building 6 at the amount payable with respect to Building 6 by Tenant as of the date that Tenant delivers the Termination Notice to Landlord, and (ii) an amount equal to, as calculated by Landlord and provided to Tenant within 10 business days after Tenant delivers a written request therefor to Landlord, (1) the unamortized Building 6 Tl Allowance, and (2) all of the unamortized third party leasing commissions paid by Landlord in connection with Tenant's lease of Building 6, which amounts in this clause 12(ii) shall be subject to verification by Tenant. Risht to Exoand. Section 39 of the Lease is hereby deleted in its entirety and replaced with the following: '39. Right to Expand. (a) Expansion in the Project. Subject to the provisions of this Section 39, Tenant shall have the right, but not the obligation, on or before December 31,2018 ("Expansion Right Expiration Date") to expand the Premises (the "Expansion Rights") to include the to be constructed buildings (including any related subterranean parking) contemplated on the project site plan attached hereto as Exhibit H ("Project Site PIan") as (i) Building 7, which Landlord currently contemplates will contain 4 floors and a total of approximately 195,000 rentable square feet of laboratory and/or office space ("Building 7'), (ii) Building 8, which Landlord currently contemplates will contain 4 floors and a total of approximately 198,000 rentable square feet of laboratory and/or office space ("Building 8"), and (iii) Building 9, which Landlord currently contemplates will contain 1 floor and a total of approximately 6,800 rentable Equare feet for an amenity building ("Building 9"), all upon the terms and conditions in this Section 39; provided, however, that all of the Expansion Requirements (as defined below) are met each time Tenant exercises an Expansion Right. Building 7, Building 8 and Building 9 shall each be individually referred to herein as an "Expansion Building" and collectively as the "Expansion Buildings". 13. 70828ss36.12 ,^ C{pyrighr @ 2m5, Aiexandrir Rrll l$taB Iquitic; lno. A1l(I) RICIITS RESERVED. Conlidetrial .nd Protrictaty - Do Nol ^,, " ii,, o, n_ Copy or Disribuk- Alexmdr:a and theAlem&ir Logo eregismd mderuIs orAlexan*ia Real trslate Equiries,lf,c.

Landlord shall endeavor to cause the Expansion Buildings to be constructed in a manner ' consistent with the site plan attached to the Second Amendment as Exhibit F. Notwithstanding anything to the contrary contained in this Lease, Tenant acknowledges that the Project Site Plan and the rentable square footage provided for above with respect to the Expansion Rights (and the Expansion Buildings) contemplates entitlements and approvals for the Project which Landlord does not currently have and may not obtain and, in the event that Landlord does not obtain all of such entitlements and approvals on terms and conditions, acceptable to Landlord in its sole and absolute (but good faith) discretion, Landlord shall have the right at any time, in Landlord's sole and absolute (but good faith) discretion but after consultation with Tenant, to amend both the Expansion Rights to which Tenant is entitled under this Lease and the Project Site Plan in a manner reasonably acceptable to Landlord and reflective of the actual entitlements and approvals obtained by Landlord. Landlord agrees that, while Tenant's Expansion Rights remain in effect, Landlord shall not transfer the entitlements actually obtained by Landlord with respect to the Project and required for the development and construction of the Expansion Buildings, up to the 399,800 rentable square feet of entitlements in the aggregate contemplated above, to anotherproject. Notwithstanding the foregoing, Landlord may transfer any entitlements actually obtained by Landlord in excess of the 399,800 rentable square feet of entitlements contemplated above to another project at any time. Upon Tenant's written request from time to time during the Term (but in no event more than twice during any calendar year), Landlord shall provide to Tenant updated information regarding the status of entitlements for the Project, including, but not limited to, material correspondence between Landlord and any governmental authority regarding such entitlements. As used in this Lease, "Expansion Requirements" shall mean that all of the following requirements are satisfied: (i) Tenant is not in material Default under any provision of the Lease; (ii) Tenant has a credit rating of "BBB-' or better from Standard & Poor's Corporation, or "Baa3" or better from Moody's lnvestors Service, lnc. (or in each case any successor thereof), or, in the event that Tenant does not have a credit rating at that time, Tenant has a net worth (as determined in accordance with GAAP) that is not less than the Minimum Net Worth Amount; and(iii) lllumina, lnc., a Delaware corporation, or any entity leasing or subleasing the Premises pursuant to a Permitted Assignment, is the tenant occupying and operating out of at least 70o/o of the Premises under this Lease. Subject to the terms and conditions of this Section 39, if Tenant elects to exercise an Expansion Right with respect to any Expansion Building(s), Tenant shall, on or before the Expansion Right Expiration Date, deliver written notice to Landlord of its election to exercise such Expansion Right (each, an "Expansion Notice"), which Expansion Notice shall identify the Expansion Building(s) with respect to which Tenant is exercising its Expansion Right (each an "ldentified Expansion Building") along with a deposit in the amount of $100,000 multiplied by the number of ldentified Expansion Buildings identified in the Expansion Notice for use by Landlord for the initial costs actually incurred by Landlord in connection with the initial design and pricing (collectively, lnitia! Costs") for each ldentified Expansion Building ("Expansion Deposit"). Landlord agrees to contribute up to $100,000 for the lnitial Costs associated with each ldentified Expansion Building following the exhaustion of Tenant's applicable Expansion Deposit for such ldentified Expansion Building (evidence of which exhaustion/contribution shall be provided to Tenant upon Tenant's written request from time to time in the form of a detailed line item statement). Notwithstanding anything to the contrary contained herein, Tenant acknowledges and agrees that (i) Landlord shall have no obligation to commence the design and/or construction of any Expansion Building prior to Tenant delivering an Expansion Notice and an Expansion Deposit with respect to such Expansion Building to Landlord, (ii) in no event shall Tenant have the right to exercise an Expansion Right with respect to any later numbered Expansion Building if Tenant has not previously or concurrently therewith exercised an Expansion Right with respect to the Expansion Building number immediate preceding it (e.g. Tenant cannot elect to exercise an ,^ Copyright O 2005, Alcxandfi! Rcel tiac Lquiric$, lDc. ALL tlJ RICI ITS RESERVED. Confidcnrial and prapfietary - Do No1 ^ r L r ii o o, o. Copy u Dsribok. Alexildria ed theAlexe&i! Logo eEgiskrcd mderDrls of Alexe{ria Real ltshte Equitics,:nc. 70828ss36.12

Expansion Right for Building 8 if Tenant has not exercised an Expansion Right for Building 7) and Landlord shall have the right, in Landlord's sole and absolute discretion, to elect not to construct any later numbered Expansion Building(s) for Tenant if Tenant elects as provided for in this Lease to rescind its Expansion Notice with respect to an earlier numbered Expansion Building (e.g., Landlord can elect not to construct Building 8 if Tenant rescinds its Expansion Notice for Building 7), (iii) in no event shall Tenant have the right under any circumstances to exercise an Expansion Right with respect to less than all of the rentable square footage of an Expansion Building, (iv) the Project Site Plan including, without limitation, the number of floors, rentable square footages, configuration and locations of the Expansion Buildings within the Project are not guaranteed and are subject to change by Landlord in the exercise of Landlord's reasonable discretion; provided, however, that so long as all of Tenant's Expansion Rights remain in full force and effect under this Section 39, any such changes made by Landlord shall not materially and adversely impact: (A) the use of the Expansion Buildings for the Permitted Use, (B) Tenant's ability to access the Premises, (C) Tenant's parking rights under Section 10, or (D) the total square footage available to Tenant for expansion of the Premises pursuant to this Section 39(a), and (v) Landlord's obligation to develop each Expansion Building on receipt of the applicable Expansion Notice is expressly conditioned upon and subject to, and with Landlord having no liability for the failure of any of such conditions (except as otherwise expressly provided herein), Landlord's ability to obtain, on terms and conditions reasonably acceptable to Landlord, all governmental approvals necessary to permit the design and construction of the applicable Expansion Building, the reasonable availability of materials and labor and all other conditions outside of Landlord's reasonable control. If Tenant exercises its Expansion Rights hereunder with respect to any Expansion Building and does not exercise any of its rescission rights under Section 39(c) with respect thereto, Landlord agrees to use reasonable and diligent efforts to pursue and obtain as contemplated under this Lease and the applicable work letter the necessary governmental approvals to permit the design and construction of such Expansion Building.

(b) **Extension of Expansion Right Expiration Date**. Tenant shall have the right to extend the Expansion Right Expiration Date by delivering written notice ("**Election Notice**") of such election to Landlord no later than June 30, 2018, in which case, commencing on January 1, 2019 ("**Land Rent Commencement Date**"), and continuing thereafter on the first day of each month until the Outside Expansion Right Expiration Date (as defined below), Tenant shall be required to pay rent to Landlord ("**Land Rent**") in an amount which results in Landlord receiving in equal monthly installments a 7.5% per annum return on the amount of the then Buildable Entitlements at the Project (not to exceed 318,152) multiplied by $34.09 for each square foot of such Buildable Entitlements. The Land Rent shall be increased on every other anniversary of the Land Rent Commencement Date by the Bi-Annual Rent Adjustment Percentage. For example, if Tenant elects to extend the Expansion Right Expiration Date as provided for in this Section 39(b) and Tenant has not commenced paying Base Rent on any Expansion Building, the Land Rent due on January 1, 2019, shall be $67,786.25 per month (calculated as follows: 318,152 X $34.09 per square foot X 7.5%) divided by 12). Notwithstanding anything to the contrary contained herein, if, commencing on January 1, 2019 and continuing for each month of the Term, Tenant pays the Land Rent due under this Lease and Tenant timely exercises any express right which Tenant has under Section 39(e)(E) to terminate this Lease with respect to the Expansion Building then being constructed, Landlord shall refund to Tenant the allocable portion of the Land Rent paid by Tenant with respect to such Expansion Building between the date that Tenant exercised the Expansion Right for such Expansion Building and the date Tenant elects to terminate the Lease pursuant to Section 39(e)(E) with respect to such Expansion Building. In no event, however, shall Tenant be entitled to any refund of any Land Rent if Tenant's termination right under Section 39(e)(E) is caused in whole or in part by any revocation of any entitlements existing as of the date hereof. If Landlord receives written notice from any Governmental Authority revoking any entitlements existing as of the date hereof, Landlord shall provide Tenant with a copy of such notice and the Land Rent shall be adjusted accordingly on a going forward basis.

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lf Tenant does not provide Landlord with an Election Notice by June 30, 2018, then , Landlord shall provide Tenant with a written notice stating in bold and all caps 12 point font that Tenant's failure to respond in writing to Landlord within 10 business days after Tenant's receipt of Landlord's notice and affirmatively electing in such response to extend the Expansion Right Expiration Date shall be deemed Tenant's election to waive Tenant's right to extend the Expansion Right Expiration Date. lf in Tenant's response notice, Tenant elects to extend the Expansion Right Expiration Date, Tenant shall be required to commence paying Land Rent as provided for in this Lease commencing on January 1,2019. As used in this Lease, (i) "Outside Expansion Right Expiration Date" shall mean the earlier of (a) the date which is 6 months after the date Tenant provides Landlord with written notice of its election to terminate all of its unexercised Expansion Rights under this Section 39, and (b) October 31,2031; and (ii) "Buildable Entitlements" shall mean 318,152 rentable square feet of space contemplated for the Expansion Buildings (notwithstanding that the contemplated rentable square footage for the Expansion Buildings is 399,800 rentable square feet) minus the rentable square footage of the Expansion Building(s) for which Tenant is paying Base Rent. For the avoidance of doubt, (x) following the Expansion Right Expiration Date or, if applicable the Outside Expansion Right Expiration Date, or (y) if Tenant is not paying the Land Rent which Tenant is required to pay to Landlord under this Lease, Landlord shall have the right to develop any new building(s) at the Project and lease all or any portion of such new building(s) to any third party(ies) (except as provided in Sections 39(fl and 44(r)) upon any terms and conditions acceptable to Landlord. (c) Rescission Rights. (i) lnitial Rescission Right. Following receipt of each Expansion Notice, Landlord shall deliver to Tenant a detailed written line item estimate on the part of Landlord of the Project Costs (as defined below) for the ldentified Expansion Building ("lnitial Project Cost Estimate") along with a corresponding estimate of the initial monthly Base Rent which would be due for the applicable ldentified Expansion Building ("lnitial Base Rent Estimate"). Tenant shall have the right ("lnitial Rescission Right") to rescind the applicable Expansion Notice by delivery to Landlord of a written rescission notice ("lnitial Rescission Notice") on or before the date that is 15 business days after Landlord's delivery to Tenant of the lnitial Project Cost Estimate and lnitial Base Rent Estimate for the ldentified Expansion Building if (and only if) the lnitial Base Rent Estimate for the ldentified Expansion Building for the first year of the Base Term for such ldentified Expansion Building exceeds $3.00 per rentable square foot per month ("Cap Amount"). The Cap Amount provided for in the preceding sentence applies if the first year of the Base Term for the ldentified Expansion Building is reasonably estimated by Landlord to commence within 24 months after the lnitial Commencement Date, and the Cap Amount shall thereafter be increased by the Bi-Annual Rent Adjustment Percentage on every other anniversary of the lnitial Commencement Date. The lnitial Rescission Right shall only apply, depending on when the Base Term for the ldentified Expansion Building is reasonably estimated by Landlord to commence, if the lnitial Base Rent Estimate exceeds the Cap Amount (as adjusted). lf Tenant fails to timely deliver the lnitial Rescission Notice to Landlord, Tenant shall be deemed to have waived its lnitial Rescission Right. lf Tenant delivers the lnitial Rescission Notice to Landlord pursuant to this paragraph (and Tenant does not continue to pay Land Rent as provided for in this Lease), Tenant's Expansion Right with respect to the ldentified Expansion Building shall terminate and be of no further force or effect, in which case Tenant shall harre no further rights under Section 39 with respect to such ldentified Expansion Building, and Landlord shall have the right to develop any new building(s) at the Project and lease all or any portion of such new building(s) to any third party(ies) (except as provided in Sections 39(fl and 44(r)) upon any terms and conditions acceptable to Landlord unless Tenant continues to pay the Land Rent as provided for in Section 39(b) in which case Landlord shall not have the right to develop any new building(s) untilthe Outside Expansion Right Expiration Date. ,^ Clprrighr @ 2m.5. Alexandril tErl I$taE Ihuities, lnc. ALL(I) RICImS RESERVED. Confidcnti3l rnd Prcprietary - Do Nor ^,,, ii,, R I a_ Copy or Disribu@. Aloxm&ia ud theAlexao&i{ LoSo rc' regiskEd mdemalks ofAl€rsdria Real Esute Equitics, loc. 70828ss36.t2

(ii) **Final Rescission Right**. Following Tenant's waiver of its Initial Rescission Right and the development by Landlord of preliminary plans for such Identified Expansion Building, Landlord shall prepare a RFP for 3 general contractors reasonably acceptable to Landlord and Tenant who will each be requested to respond with their fee and general conditions based on the Expansion Building Preliminary Plans. Landlord and Tenant shall use reasonable efforts to agree upon one of the bids ("**Contractor's Initial Bid**") for the purposes of developing a revised estimate of the Project Costs. Based on the Contractor's Initial Bid, Landlord shall deliver to Tenant a revised written estimate on the part of Landlord of the Project Costs for the Identified Expansion Building ("**Revised Project Cost Estimate**"). Tenant shall have a final right ("**Final Rescission Right**") to rescind the applicable Expansion Notice by delivery to Landlord of a written rescission notice ("**Final Rescission Notice**") on or before (i) the date that is 15 business days after Landlord's delivery to Tenant of the Revised Project Cost Estimate for the Identified Expansion Building if (and only if) the Revised Project Cost Estimate exceeds the Initial Project Cost Estimate by more than 20%, or (ii) the date that is 5 business days after Landlord selection of such Contractor's Initial Bid for the purposes of developing the Revised Project Cost Estimate if Tenant was unwilling to agree to use the Contractor's Initial Bid selected by Landlord for the purposes of developing a revised estimate of the Project Costs. If Tenant fails to timely deliver the Final Rescission Notice to Landlord, Tenant shall be deemed to have waived its Final Rescission Right. If Tenant delivers the Final Rescission Notice to Landlord pursuant to this paragraph (and Tenant does not continue to pay Land Rent as provided for in this Lease), Tenant's Expansion Right with respect to the Identified Expansion Building shall terminate and be of no further force or effect, in which case Tenant shall have no further rights under Section 39 with respect to such Identified Expansion Building, and Landlord shall have the right to develop any new building(s) at the Project and lease all or any portion of such new building(s) to any third party(ies) (except as provided in Sections 39(f) and 44(r)) upon any terms and conditions acceptable to Landlord unless Tenant continues to pay the Land Rent as provided for in Section 39(b) in which case Landlord shall not have the right to develop any new building(s) until the Outside Expansion Right Expiration Date.

(iii) **Effect of Multiple Rescissions**. Notwithstanding anything to the contrary contained in this Lease, if Tenant's exercises a second Initial Rescission Right and/or a second Final Rescission Right under this Lease, Tenant shall be solely responsible (without any contribution from Landlord) for all Initial Costs and other related costs incurred by Landlord in connection with all future exercises by Tenant of any of its Expansion Rights.

(iv) **Acknowledgement**. If Tenant elects to exercise either its Initial Rescission Right or its Final Rescission Right with respect to any Identified Expansion Building, Landlord shall return to Tenant any unused portion, if any, of the Expansion Deposit delivered by Tenant to Landlord with respect to such Identified Expansion Building. Tenant acknowledges and agrees that the Initial Project Cost Estimates and the Revised Project Cost Estimate provided by Landlord and the Contractor's Initial Bid delivered pursuant to the provisions of Section 39(c)(i) and (ii) are merely estimates and are not a guaranty of actual Project Costs and/or the amount of Base Rent which will be payable for any Identified Expansion Building and Landlord shall have no liability to Tenant in connection therewith nor shall Tenant have any additional rescission rights beyond those expressly provided for in Section 39(c)(i) and (ii).

(d) **Lease Terms for Expansion Building(s)**. Tenant acknowledges and agrees that if Tenant leases any Expansion Building(s) pursuant to this Section 39, all of the terms and conditions of this Lease shall apply to the leasing of such Expansion Building, except that: (i) the definitions on page 1 of this Lease shall be amended as necessary to document and reflect the addition of the applicable Expansion Building to the Project; (ii) Tenant shall be required to pay annual Base Rent in equal monthly installments for the first 12 months following the Expansion Building Rent Commencement Date (as defined below) for the applicable Expansion Building at a rate which provides Landlord with an annual return on all Project Costs for such Expansion Building which is the greater of (A) 300 basis points above the 10-year U.S. Treasury yield as of

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the date that Landlord receives the applicable Expansion Notice, and (B) 8.5%, and such return . shall be subject to increases as provided for in Section 4 hereof by the Bi-Annual Rent Adjustment Percentage on every other anniversary of the applicable Expansion Building Rent Commencement Date; (iii) the Base Term of the Lease with respect to the applicable Expansion Building shall expire on the same day as the Base Term with respect to the original Premises; provided, however, that each time Tenant exercises its Expansion Right wlth respect to any Expansion Building during the last 120 months of the Base Term, the Base Term for the entire Premises shall be extended each time to the date that is 120 months after the Expansion Building Rent Commencement Date for the applicable Expansion Building; (iv) Landlord shall be responsible for the construction of tenant improvements in each Expansion Building desired by Tenant which improvements shall be of a fixed and permanent nature approved by Landlord("Expansion Building Tenant lmprovements") and shall be required to satisfy the requirements set forth on Exhibit K, and the parties shall enter into a work letter for the Expansion Building and Expansion Building Tenant lmprovements reasonably acceptable to both parties and based substantially on the form of work letter attached hereto as Exhibit J (each, an "Expansion Building Work Letter'') with Tenant receiving a tenant improvement allowance from Landlord in the amount of $60 per rentable square foot of the applicable Expansion Building ($7.50 per rentable square foot of which may be used for Tenant's cabling and Tenant's furniture, fixtures and equipment within the applicable Expansion Building) which shall be disbursed as provided for in the applicable Expansion Building Work Letter; and (v) the "Expansion Building Rent Commencement Date" shall be the date that is 60 days after the Substantial Completion of the Building Shell and the Substantial Tl Completion of the Expansion Building Tenant lmprovements (all as defined in the Expansion Building Work Letter), and Tenant shall commence paying Base Rent and Operating Expenses for the Expansion Building on such date. As used in this Lease, "Project Gosts" shall mean the sum of all of the actual, documented costs incurred by Landlord through Project Close-Out in connection with the acquisition, design and construction of the applicable Expansion Building, the Parking Structure and all related improvements including, without limitation: (i) the value of the land on which the applicable Expansion Building is being constructed (which for purposes hereof the parties agree is equal to $34.09 per rentable square foot of the applicable Expansion Building as of the lnitial Commencement Date and such amount is subject to increases of 60/o on every other anniversary of the lnitial Commencement Date; (ii) architectural, engineering, construction and development cost and fees; (iii) other soft and legal costs; (iv) a development fee to Landlord equal to 3o/o of the hard Project Costs; (v) Landlord's carry costs related to the applicable Expansion Building from the initiation of construction of such Expansion Building until the applicable Expansion Building Rent Commencement Date; (vi) the $60 per rentable sguare foot tenant improvement allowance granted by Landlord for the applicable Expansion Building Tenant lmprovements plus Landlord's carry costs related to the applicable Expansion BuiHing Tenant lmprovements from the initiation of construction of the applicable Expansion Building Tenant lmprovements until the applicable Expansion Building Rent Commencement Date; (vii) infrastructure costs, assessments, impact fees, site preparation costs, testing, labor and materials to construct the applicable Expansion Building and the Parking Structure and related infrastructure and improvements, permit fees, costs associated with obtaining the PID Permit amendment and necessary entitlement or re-entitlements, if necessary, and any other governmental fees, sales taxes and fees payable to contractors, project landscaping, water, gas and electrical fees and related miscellaneous costs, and builder's risk insurance and other insurance related costs, (viii) leasing commissions, if any, payable to a broker solely in its capacity as the broker representing Tenant in connection with the applicable Expansion Right and, unless Tenant has notified Landlord in writing otherwise, such broker shall be Cushman & Wakefield of San Diego, lnc., but only if Steve Rosetta is the broker at Cushman & Wakefield of San Diego, lnc., representing Tenant in connection with the applicable Expansion Right and further provided however, that Landlord and tenant's broker (whether Cushman & Wakefield of San Diego, lnc., or any other brokerage company) shall have entered into a commission agreement with respect to such commission which agreement is in form and content acceptable to Landlord and such broker, 70828ss36.12 11 ,^ CopyrightO2m-r,AlexmdriaRrnlUstatefquiti€s,lnc. 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each in their respective sole and absolute discretion, (ix) Landlord's carry costs related to the Parking Structure from the initiation of construction of such Parking Structure until the Project Close-Out; (x) Landlord's contribution towards the lnitial Costs for such Expansion Building, and(xi) Landlord's reasonable financing costs (or reasonable imputed market rate financing costs) with respect to all of the foregoing. Landlord shall not incur any Project Costs not contemplated by this Lease and/or any applicable work letter without Tenant's prior written approval. Tenant shall have the right to audit Project Costs within 180 days after the Project Close-Out and if Tenant discovers errors and Landlord and Tenant are unable to resolve such dispute within 30 days after the expiration of such 180 day period, it shall be resolved by arbitration by a single arbitrator with the qualifications and experience appropriate to resolve the matter and appointed pursuant to and acting in accordance with the rules of the American Arbitration Association. As used herein, "Parking Structure" shall mean, all as elected by Landlord in it sole discretion, one or more parking structures each of which may be constructed in one or more phases with the same or different numbers of tiers in each phase. Landlord shall not however require the construction in connection with any Expansion Building of more parking spaces than is required under applicable Legal Requirements to satisfy the PID Permit for the then Premises and the additional rentable square footage of such Expansion Building. Each Parking Structure shall generally comply with the requirements set forth on Exhibit O attached hereto. Landlord shall use reasonable efforts to notify Tenant of its elections with respect to the applicable Parking Structure(s) within a reasonable time after Tenant exercises its Expansion Right for an Expansion Building. lf Landlord elects to construct any Parking Structure(s) in phases, all of the Project Costs incurred in connection with each such phase of the applicable Parking Structure(s) shall be attributable to the applicable Expansion Building being constructed by Landlord. For example, if Landlord elects in connection with Tenant's exercise of the Expansion Right for Building 7 to construct a Parking Structure with only 2 tiers, all of the Project Costs in connection with such Parking Structure shall be included in the definition of Project Costs for Building 8 and used to calculate Base Rent for Building 8, and, if Tenant thereafter elects to exercise its Expansion Right for Building 8, and Landlord elects to construct additional tiers and/or a new Parking Structure at that time, all of the Project Costs in connection with such additional tiers and/or new Parking Structure shall be included in the definition of Project Costs for Building 8 and used to calculate Base Rent for Building 7. Notwithstanding anything to the contrary contained herein, if Tenant properly exercises its rescission rights as provided for in this Lease, any elections made by Landlord pursuant to this paragraph shall not be binding on Landlord if Landlord so elects and Landlord shall be free to make new elections if Tenant thereafter exercises any of its Expansion Rights. As used in this Lease, "Project Close-Out" shall mean the first date following the final completion of the applicable Expansion Building by Landlord that (i) all contractors, subcontractors, suppliers, architects and others who supplied labor or materials have been paid in full and all liens are released; (ii) the architect or general contractor for the applicable Expansion Building have issued any certificate(s) of completion as may be required by Landlord; (iii) all punch list items have been completed; and (iv) the contractors and architect have provided all close out documentation required by Landlord; provided, however, that in no event shall such date be deemed to occur untilthe applicable Expansion Building Rent Commencement Date. (e) Construction of Expansion Buildings. ln addition to the foregoing, the following provisions shall apply with respect to the design and construction of each Expansion Building: (A) Building Shell. Notwithstanding anything to the contrary contained in this Section 39, Landlord's construction obligation with respect to the each Expansion Building shall be limited to an obligation to construct, subject to the other provisions of this Section 39, and to deliver to Tenant the Expansion Building upon Substantial Completion of the Building Shell and upon Substantial Tl Completion of the Expansion Copyright O 205, Alexandli{ Rcsl lj$taE lhuitics, lnc, ALL(I) RIGIITS RESERI'ED. Confidatial .nd hoprietary - Do Nol ^ , , , ii ,, R r A. Copy or DistsibuE. Abxildria ed tbe Alexaodd! Logo reregisered mderorls of Alexmdria Real llshte Equities,lnc. 70828ss36.12 12

Building Tenant Improvements. As used in this Lease, "**Building Shell**" shall mean a warm shell containing the warm shell requirements set forth in the Expansion Building Requirements attached hereto as **Exhibit I**. As used in this Lease, "**Building Shell/TI Delivery Date**" shall mean the date that Tenant is notified in writing that the Building Shell has been Substantially Completed.

(B) **Architects and Contractors**. After the selection of the general contractor as provided for in the Expansion Building Work Letter, Landlord shall enter into a guaranteed maximum price contract with the selected general contractor.

(C) **Plans**. Tenant acknowledges that certain plans and other information that may be made available to Tenant pursuant to the provisions of this Section 39 and any Expansion Building Work Letter constitute information that Landlord considers confidential and, upon request from Landlord, Tenant and Landlord shall execute a confidentiality and non-disclosure agreement reasonably acceptable to each party with respect to such confidential information.

(D) **Budget**. The cost information related to the design and construction of each Expansion Building shall be shared with Tenant on a so called "open book basis". Tenant shall have the right to approve (which approval shall not be unreasonably withheld, conditioned or delayed) any material changes to the final budget prior to Landlord entering into the guaranteed maximum price contract with the general contractor for the Building Shell. Notwithstanding anything to the contrary contained herein or in the Expansion Building Work Letter, Landlord shall have the right to include a contingency of up to 10% in the budget and in the guaranteed maximum price contract with the general contractor. In addition, the budget for each Expansion Building shall also include a payment for the development fee provided for as part of the Project Costs. Landlord shall not be entitled to any reimbursement of any fees, overhead, travel, salaries or costs of Landlord's personnel in connection with the construction of the Expansion Building unless they are defined as direct Project Cost.

(E) **Schedule**. Landlord's proposed construction schedule shall be included as part of the Expansion Building Work Letter. Landlord shall use reasonable efforts to cause the Building Shell to be Substantially Completed within 24 months after the building permit for the shell and core construction of the applicable Shell Building has been issued by the applicable Governmental Authority). If the Building Shell/TI Delivery Date has not occurred within such 24 month period, Tenant shall have no right to terminate this Lease with respect to the Expansion Building nor shall Landlord have any liability to Tenant for any loss or damage resulting therefrom except that Tenant shall be entitled to occupy such Expansion Building following the Expansion Building Rent Commencement Date without the obligation to pay Base Rent 1 day for each day following the expiration of such 24 month period until the Building Shell/TI Delivery Date. If the Building Shell/TI Delivery Date has not occurred within 30 months after the building permit for the shell and core construction of the applicable Shell Building has been issued by the applicable Governmental Authority, Tenant shall have the right to elect to either (i) continue to receive the Base Rent abatement provided for in the preceding sentence, or (ii) terminate this Lease only with respect to the applicable Expansion Building by written notice to Landlord, in which case, except as provided for in the last sentence of the first paragraph of Section 39(b), Landlord shall not have any further duties or obligations to Tenant under this Lease with respect to the applicable Expansion Building and Tenant shall have no further expansion rights with respect to such Expansion Building and Landlord shall be free to lease it to any third party(ies) on any terms and conditions acceptable to Landlord. If Tenant does not elect to terminate this Lease with respect to the applicable Expansion Building pursuant to subsection (ii) of the immediately preceding sentence within 10 business days after the expiration of such 30 month period,

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such right to terminate this Lease with respect to applicable Expansion Building shall be waived, this Lease with respect to the applicable Expansion Building shall remain in full force and effect, and Tenant shall be deemed to have elected to proceed under subsection (i) above. Notwithstanding anything to the contrary contained herein, Tenant acknowledges and agrees that any Tenant Delays (as defined in Expansion Building Work Letter) and/or delays caused by Force Majeure shall extend the dates set forth in this paragraph for Landlord's performance of its obligations on a day for day basis; provided, however, that in no event may any delays caused by Force Majeure extend the dates set forth in this paragraph for Landlord's performance of its obligations by more than 90 days in the aggregate except in the case of any matter covered by the provisions of Sections 18 and 19 hereof.

(F) **Acknowledgment**. Upon the request of either Landlord or Tenant, the parties shall execute and deliver a written factually correct acknowledgement of the Building Shell/TI Delivery Date, the Expansion Building Rent Commencement Date, the Base Rent for the Expansion Building and the expiration date of the Base Term as and when such are established in the form substantially similar to the form of the "Acknowledgement of Commencement Date" attached to this Lease as **Exhibit D**; provided, however, the failure by either party to execute and deliver such acknowledgment shall not affect the other party's rights hereunder.

(f) **Right to Further Expand at the Project**. During the Term, Tenant shall have the right (the "**SGS Expansion Right**") to elect to lease any Available Second Generation Space upon the terms and conditions set forth in this Section 39(f). As used herein, "**Available Second Generation Space**" shall mean any space previously leased by Landlord to any third party in any new building(s) constructed by Landlord at the Project after the date hereof and not leased by Tenant. If there is any Available Second Generation Space available for lease or becoming available for lease to a third party (other than the tenant then leasing such space (whether or not such tenant has the right to renew) and/or any other party to whom Landlord has granted a right to lease such Available Second Generation Space), Landlord shall, at such time as Landlord shall elect, deliver to Tenant written notice (the "**Offer Notice**") of such Available Second Generation Space, together with the terms and conditions on which Landlord is prepared to lease to Tenant such Available Second Generation Space. Tenant shall be entitled to exercise its right under this Section 39(f) only with respect to the entire Available Second Generation Space identified in the Offer Notice.

If the applicable Available Second Generation Space being described in the applicable Offer Notice is 1 floor or less of any applicable building, Landlord may not require a base term for such space in the Offer Notice which is more than 10 years. If the applicable Available Second Generation Space being described in the applicable Offer Notice is more than 1 floor in any applicable building, there shall be no cap on the length of the base term which Landlord may require for such space in the Offer Notice. If Tenant delivers an Acceptance Notice but in good faith believes that the Base Rent and escalations being required by Landlord is above the market rate for such Available Second Generation Space, the Base Rent for such Available Second Generation Space shall be determined in the same manner as the Market Rate (as defined in Section 40) is determined pursuant to Section 40 but on an expedited basis to be agreed upon by Landlord and Tenant at the time Tenant delivers an Acceptance Notice but in all events the determination of the Base Rent for such Available Second Generation Space must be finalized, if at all, within 30 days after Tenant delivers the applicable Acceptance Notice.

Tenant shall have 10 business days following delivery of the Offer Notice to deliver to Landlord written notification ("**Acceptance Notice**") if Tenant elects to lease the Available Second Generation Expansion Space described in the Offer Notice. Tenant's failure to deliver an Acceptance Notice to Landlord within the required 10 business day period shall be deemed to be an election by Tenant not to exercise Tenant's right to lease the Available Second Generation

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Space pursuant to this Section 39(fl, in which case Tenant shall be deemed to have waived its rights under this Section 39(fl with respect to such Available Second Generation Space, the provisions of this Section 39(fl shall no longer apply to such Available Second Generation Space and Landlord shall have the right to lease such Available Second Generation Space to any party or parties and on any terms and conditions acceptable to Landlord in its sole and absolute discretion. Notwithstanding anything to the contrary contained herein, if Tenant delivers an Acceptance Notice to Landlord for any Available Second Generation Space and within 30 days thereafter no lease amendment or lease agreement for the applicable Available Second Generation Space has been entered into by the parties on such terms and conditions as may be acceptable to each party in its sole and absolute discretion after negotiating in good faith, Tenant shall be deemed to have waived its right to lease the applicable Available Second Generation Space and Landlord shall be free to lease the same to any third party and on any terms and conditions acceptable to Landlord in its sole and absolute discretion. Notwithstanding anything to the contrary contained herein, Tenant's SGS Expansion Right shall, at Landlord's option, not be in effect during any period where Tenant is in material Default under this Lease. (g) Tenant Default. Notwithstanding anything to the contrary contained herein, Landlord shall have the right to suspend performance of all or any of Landlord's obligations under this Section 39 during any period that Tenant is in material Default under this Lease and such period of suspension shall constitute a delay caused by Tenant; provided that Landlord has notified Tenant in writing of Landlord's intention to suspend performance due to such Default. (h) Amended Lease. Landlord and Tenant shall enter into a lease amendment or lease agreement acceptable to both Landlord and Tenant for each Expansion Building setting forth the lease terms and the rental of such Expansion Building consistent with those set forth in this Section 39. (i) Termination. The Expansion Right shall, at Landlord's option, terminate and be of no further force or effect even after Tenant's due and timely exercise of the Expansion Right, if, after such exercise, but prior to the commencement date of the Base Term of the lease of the applicable Expansion Building, there is any material Default by Tenant under the Lease. 0) Rights Personal. The Expansion Rights and the SGS Expansion Right are personal to Tenant and are not assignable without Landlord's consent, which may be granted or withheld in Landlord's sole discretion separate and apart from any consent by Landlord to an assignment of Tenant's interest in the Lease, except that they may be assigned in connection with any Permitted Assignment of this Lease. (k) No Extensions. The period of time within which any Expansion Right or SGS Expansion Right, as applicable, may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise the Expansion Right or SGS Expansion Right, as applicable. (l) Additional Entitlements. Tenant acknowledges and agrees that (i) Landlord may be able to obtain additional entitlements for approximately 190,000 additional rentable square feet at the Project ("Additional Entitlements"), (ii) if Landlord obtains any or all such Additional Entitlements, the Project Site Plan may be revised by Landlord to include such additional square footage, (iii) in no event is Landlord obligated to seek or obtain such Additional Entitlements, and (iv) if Landlord obtains any or all such Additional Entitlements, Tenant's Expansion Right shall, at Landlord's option, include such additional square footage subject to all of the other provisions of this Section 39; provided, however, that Tenant shall not be required to pay Land Rent in connection with such Additional Entitlements. ln no event shall any portion of ,^ Copyrighr @ 2m-5, Alexandlia Rr&l lj$lae &uities, Inc. ALL(IJ Rlcl ITS RESERVED. Conlidcnrial and Propietary - Do Nol ^ , , * ii ,, o , ^- Copy or Dsribuc. Atr xe&ia ed the Alexmdda Logo rc rcgisrered mdewks of Alexedia Real lf,slate Equitis,lnc- 70828ss36.12 15 the square footage comprising the Additional Entitlements be added to Building 7, Building 8 or Building 9 so long as Tenant continues to have the Expansion Rights under this Lease and Tenant is paying the Land Rent."

Exhibit H attached to the Lease is hereby deleted in its entirety and replaced with **Exhibit C** attached to this Second Amendment.

14. <u>**Brokers**</u>. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, "**Broker**") in connection with the transaction reflected in this Second Amendment and that no Broker brought about this transaction, other than Cushman & Wakefield. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction. Landlord shall be responsible for all commissions due to Cushman & Wakefield arising out of the execution of this Second Amendment in accordance with the terms of a separate written agreement between Cushman & Wakefield and Landlord.

15. <u>**Miscellaneous**</u>.

a. This Second Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Second Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b. This Second Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

c. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Second Amendment attached thereto.

d. Except as amended and/or modified by this Second Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Second Amendment. In the event of any conflict between the provisions of this Second Amendment and the provisions of the Lease, the provisions of this Second Amendment shall prevail. Whether or not specifically amended by this Second Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.

[Signatures are on the next page.]

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708285536.12 16

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

TENANT:

ILLUMINA, INC.,
a Delaware corporation

LANDLORD:

ARE-SD REGION NO. 32, LLC,
a Delaware limited liability company

By: ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership, managing member

By: ARE-QRS CORP.,
a Maryland corporation,
general partner

ALEXANDRIA. Copyright © 2005. Alexandria Real Estate Equities, Inc. ALL RIGHTS RESERVED. Confidential and Proprietary – Do Not Copy or Distribute. Alexandria and the Alexandria Logo are registered trademarks of Alexandria Real Estate Equities, Inc.

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